FILED
     IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
       STATE OF NEVADA

         SEP 01 1999

No.        C4228-97
   ------------------------
       /s/ DEAN HELLER

DEAN HELLER, SECRETARY OF STATE


                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                       EYE CATCHING MARKETING CORPORATION

         We the undersigned, Devinder Randhawa, President and Secretary, of EYE CATCHING MARKETING CORPORATION, a Nevada corporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 3rd day of March, 1997, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         "That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par value of $0.0001 per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such considerations as may be fixed by the Board of Directors."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 500,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                      /s/ Devinder Randhawa
                                      ---------------------------------------
                                      Devinder Randhawa, President and Secretary


SWORN BEFORE ME n the city of
Kelowna in the Province of
British Columbia on this
16 day of August, 1999


/s/ Joseph R. Gordon
---------------------

A Notary Public in and for the
Province of British Columbia



       JOSEPH R. GORDON
    Barrister & Solicitor
       Gordon & Company
 # 102 - 1460 Pandosy Street
  Kelowna, British Columbia
        Canada V1Y 1P3

-------------------------------
         STATE OF NEVADA
       SECRETARY OF STATE

I hereby certify that this is a
true  and   complete  copy   of
the  document  as filed in this
office.

           SEP 01 '99

         /s/ Dean Heller


           DEAN HELLER
       Secretary of State

By ???????
   -----------

-------------------------------